As filed with the Securities and Exchange Commission on October 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CU BANCORP

(Exact name of registrant as specified in its charter)

California	90-0779788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

818 W. 7th St., Suite 220, Los Angeles, CA 90017

(213) 430-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anita Y. Wolman, Esq.

General Counsel

CU Bancorp

15821 Ventura Boulevard

Encino, California 91436

(818) 257-7776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barbara S. Polsky, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Offering:
Common Stock, no par value per share(2)	—	—	—	—
Preferred Stock, no par value per share(2)	—	—	—	—
Purchase Contracts(2)	—	—	—	—
Debt Securities(2)	—	—	—	—
Depositary Shares(2)	—	—	—	—
Warrants(2)	—	—	—	—
Units(2)	—	—	—	—
Total Offering(2)(3)(4)(5)	$100,000,000	—	$100,000,000	$10,070.00

(1)	We are registering an indeterminate number of shares of common stock and preferred stock (and any series thereof), purchase contracts, debt securities, depositary shares (evidenced by depositary receipts), warrants to purchase common stock, preferred stock and/or debt securities and units consisting of some or all of the foregoing securities, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Pursuant to Rule 457(i), the securities registered also include such indeterminate number of shares of common stock, preferred stock, depositary shares and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933 and General Instruction II.D of Form S-3 under the Securities Act of 1933. Debt securities may be either senior debt securities or subordinated debt securities, as further described herein.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, depositary shares, debt securities and warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2015

Prospectus

$100,000,000

Common Stock

Preferred Stock

Purchase Contracts

Depositary Shares

Debt Securities

Warrants

Units

We may from time to time offer and sell any of the securities described in this prospectus, either individually or in combination, for total gross proceeds of up to $100,000,000. We may also offer and sell common stock or preferred stock upon conversion or exchange of debt securities, common stock upon conversion of preferred stock, or common stock, depositary shares, preferred stock or debt securities upon the exercise of warrants or pursuant to the terms of our purchase contracts. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities in the same offering or in separate offerings to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis at prices and on terms we determine at the time of any particular offering.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CUNB.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. On October 22, 2015, the last reported sales price of our Common Stock on the NASDAQ Capital Market was $23.50 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein, in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

These securities are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering including, if necessary, a discussion of material United States federal income tax considerations applicable to the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

References in this prospectus to “the Company,” “CU Bancorp,” “we”, “us” and “our” refer to CU Bancorp, a California corporation, and its consolidated subsidiaries, unless otherwise specified.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, including the risks discussed under the heading “Risk Factors” contained herein, in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, and under similar headings in the other documents that are incorporated by reference into this prospectus as well as the exhibits to the registration statement of which this prospectus is a part.

CU BANCORP

CU Bancorp is a bank holding company whose operating subsidiary is California United Bank. As a bank holding company, CU Bancorp is subject to primary regulation by the Federal Reserve Board (“FRB”).

California United Bank (the “Bank”) came into existence in 2005 and provides a full range of financial services, including credit and deposit products, cash management, and internet banking to businesses, non-profits, entrepreneurs, professionals and investors throughout Southern California from its headquarters office in Downtown Los Angeles and additional full-service offices in the San Fernando Valley, the Santa Clarita Valley, the Conejo Valley, Simi Valley, West Los Angeles, South Bay, Orange County and the Inland Empire. As a state chartered non-member bank, the Bank is subject to regulation by the California Department of Business Oversight and the Federal Deposit Insurance Corporation (“FDIC”). The deposits of the Bank are insured by the FDIC to the maximum amount allowed by law.

At June 30, 2015, our total assets were $2.5 billion, total deposits were $2.1 billion, total loans were $1.7 billion, and our allowance for loan and lease losses was $14.1 million. In addition, at June 30, 2015 our total shareholders’ equity was $290.6 million.

We were incorporated as a California corporation on November 16, 2011 and became the holding company for the Bank on July 31, 2012. Our principal executive office is located at 818 W. 7th St., Suite 220, Los Angeles, CA 90017 and our telephone number is (213) 430-7000. Our website address is www.cubancorp.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CUNB.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

THE OFFERING

We may offer up to $100,000,000 of common stock, preferred stock, debt securities, purchase contracts, depositary shares, warrants or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2014, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or Current Report on Form 8-K that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “intends”, “projects,” “assumes,” “anticipates,” “estimates,” “intends,” “plans,” “should,” “will,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated herein by reference. We make forward-looking statements regarding projected sources of funds, availability of acquisition and growth opportunities, dividends, adequacy of our allowance for loan and lease losses and provision for loan and lease losses, our loan portfolio and subsequent charge-offs, use of proceeds and other matters.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated herein by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the matters set forth under the heading “Risk Factors” in this prospectus and the following:

•	Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, high unemployment rates and overall slowdowns in economic growth should these events occur.

•	The effects of trade, monetary and fiscal policies and laws.

•	Possible losses of businesses and population in Los Angeles, Orange, Ventura, San Bernardino or Riverside Counties.

•	Loss of customer checking and money-market account deposits as customers pursue other higher-yield investments, particularly in a rising rate environment.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits.

•	Competitive market pricing factors.

•	Deterioration in economic conditions that could result in increased loan losses.

•	Risks associated with concentrations in real estate related loans.

•	Risks associated with concentrations in deposits.

•	Loss of significant customers.

•	Market interest rate volatility.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Changes in the speed of loan prepayments, loan origination and sale volumes, loan loss provisions, charge offs or actual loan losses.

•	Compression of our net interest margin.

•	Stability of funding sources and continued availability of borrowings to the extent necessary.

•	Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth.

•	The inability of our internal disclosure controls and procedures to prevent or detect all errors or fraudulent acts.

•	Inability of our framework to manage risks associated with our business, including operational risk and credit risk, to mitigate all risk or loss to us.

•	Our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, malware threats, “denial of service” attacks, “hacking” and identity theft.

•	The effects of man-made and natural disasters, including earthquakes, floods, droughts, brush fires, tornadoes and hurricanes.

•	The effect of labor and port slowdowns on our target businesses.

•	Risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs.

•	Lack of take-out financing or problems with sales or lease-up with respect to our construction loans.

•	Our ability to recruit and retain key management and staff.

•	Availability of, and competition for, acquisition opportunities.

•	Risks associated with merger and acquisition integration.

•	Significant decline in the market value of the Company that could result in an impairment of goodwill.

•	Regulatory limits on the Bank’s ability to pay dividends to the Company.

•	New accounting pronouncements.

•	The impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related rules and regulations on the Company’s business operations and competitiveness.

•	Our ability to comply with applicable capital and liquidity requirements (including the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms.

•	Increased regulation of the securities markets, including the securities of the Company, whether pursuant to the Sarbanes-Oxley Act of 2002, or otherwise.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made except as required by law.

For more information about factors which can affect our forward-looking statements, see the heading “Risk Factors” in this prospectus, the information incorporated herein by reference and as set forth in any applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K for CU Bancorp and our subsidiaries for each of the periods presented. As of June 30, 2015, we had 16,400 shares of preferred stock outstanding. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) net income (loss) before provision for income tax expense and fixed charges by (2) total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of net income before provision for income tax expense, including goodwill impairment charges, and securities impairment charges, if any;

•	fixed charges, including interest on deposits, include all interest expense; and

•	fixed charges, excluding interest on deposits, include interest expense other than on deposits.

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	8.95	8.44	8.12	2.89	2.99	(0.56)
Excluding interest on deposits	19.58	26.83	27.46	9.04	26.13	(5.32)

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes, which may include working capital, capital expenditures, repayment, refinancing or redemption of other securities or indebtedness, and funding future acquisitions. In addition, we may also down-stream the net proceeds from the sale of the securities to the Bank, and use those proceeds as permanent capital of the Bank.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors including progress of our business, technological advances and the competitive environment in which we operate. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our current articles of incorporation, as amended, or our bylaws, as amended, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of California. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our articles of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

Our authorized capital stock consists of 75,000,000 shares of common stock, no par value per share and 50,000,000 shares of serial preferred stock, no par value per share. As of September 30, 2015, we had 16,910,936 shares of common stock outstanding and 16,400 shares of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, outstanding (“Series A Preferred Stock”). Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not so required, our board of directors may determine not to seek shareholder approval. Our preferred stock may be divided into such number of series as our board of directors may determine.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders. Our shareholders are entitled to cumulate votes with respect to the election of directors at a shareholders’ meeting for any candidate or candidates whose names have been placed in nomination prior to the voting if the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder’s votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder sees fit. Upon our liquidation or dissolution, the assets legally available for distribution to holders of our shares of common stock, after payment of all our obligations and payment of any liquidation preference of all other classes and series of stock entitled thereto, including our preferred stock, are distributable ratably among the holders of our common stock.

The holders of our common stock have no preemptive rights to subscribe for new issue securities, and shares of our common stock are not subject to redemption, conversion, or sinking fund provisions.

After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after we have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefore under the laws of the State of California.

Our common stock is currently traded on the NASDAQ Capital Market System under the symbol “CUNB.”

Preferred Stock

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of determination relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of determination that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will cumulate;

•	the procedures for any auction and remarketing, if applicable;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Series A Preferred Stock

We currently have 16,400 shares of Series A Preferred Stock outstanding which we issued in connection with our acquisition of 1st Enterprise Bank. The Series A Preferred Stock is currently held by the U.S. Treasury and was originally issued by 1st Enterprise as part of the Small Business Lending Fund (SBLF) program of the United States Department of Treasury. Our outstanding Series A Preferred stock constitutes a single series of our preferred stock, consisting of 16,400 shares, no par value per share, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. The following description of our outstanding Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Determination for our Series A Preferred Stock which is included as an exhibit to the Registration Statement of which this prospectus is a part.

Dividends

General

Dividends on our Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year.

Each dividend is payable to holders of record as they appear on our stock register on the applicable record date, which is the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. If a scheduled dividend payment date falls on a day that is not a business day, the dividend payment will be postponed to the next day that is a business day and no additional dividends will accrue as a result of that postponement. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

Dividend Rate

The current dividend rate is fixed at the current rate of 1% through January 1, 2016. If the Series A Preferred Stock remains outstanding beyond January 1, 2016, the dividend rate will be fixed at 9%. However, the dividend yield through November 30, 2018 approximates 7% as a result of business combination accounting.

Dividends Non-Cumulative

Dividends on our Series A Preferred Stock are non-cumulative. If for any reason our board of directors does not declare a dividend on our Series A Preferred Stock for a particular dividend period, then the holders of our Series A Preferred Stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. We must, however, within five calendar days, deliver to the holders of our Series A Preferred Stock a written notice executed by our Chief Executive Officer and Chief Financial Officer stating our board of directors rationale for not declaring dividends. Our failure to pay a dividend on our Series A Preferred Stock also will restrict our ability to pay dividends on and repurchase other classes and series of our stock. See “—Restrictions on Dividends” and “— Restrictions on Repurchases” below.

When dividends have not been declared and paid in full on our Series A Preferred Stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of our Series A Preferred Stock a certificate executed by at least a majority of the members of our board of directors stating that the board of directors used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on our Series A Preferred Stock for five or more dividend periods will give the holders of our Series A Preferred Stock the right to appoint a non-voting observer on the our board of directors, and our failure to pay dividends on our Series A Preferred Stock for six or more dividend periods will give the holders of our Series A Preferred Stock the right to elect two directors. See “— Voting Rights” below.

No Sinking Fund for Dividends

There is no sinking fund with respect to dividends on our Series A Preferred Stock.

Restrictions on Dividends

So long as our Series A Preferred Stock remains outstanding, we may declare and pay dividends on our common stock, any other shares of Junior Stock (as defined below) or Parity Stock (as defined below) only if, after giving effect to the dividend, our Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold (as defined below) and full dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

If a dividend is not declared and paid in full on our Series A Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of Junior Stock (other than dividends payable solely in shares of common stock) or Parity Stock; provided, however, that in any such dividend period in which a dividend is declared and paid on our Series A Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material covenant breach.

The “Tier 1 Dividend Threshold” means 90% of (A) $30,882,000 (1st Enterprise’s Tier 1 capital as of September 1, 2011) plus (B) $16,400,000 (the aggregate liquidation amount of our Series A Preferred Stock issued)

minus (C) the net amount of loans charged off by 1st Enterprise from September 1, 2011 until its acquisition by us on November 30, 2014, and thereafter, the net amount of loans we charge off. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the eleventh dividend period following September 1, 2011, the date of issuance of Series A Preferred Stock by 1st Enterprise, by $1,640,000 (ten percent of the aggregate liquidation amount of our Series A Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in “Qualified Small Business Lending” from the baseline level to the ninth dividend period.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to our Series A Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of us. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than our Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to our Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of us, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

The current dividend rate is fixed at the current rate of 1% through January 1, 2016. If the Series A Preferred Stock remains outstanding beyond January 1, 2016, the dividend rate will be fixed at 9%. However, the dividend yield through November 30, 2018 approximates 7% as a result of business combination accounting.

Restrictions on Repurchases

So long as our Series A Preferred Stock remains outstanding, we may repurchase or redeem shares of Capital Stock (as defined below) only if (i) after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of our Series A Preferred Stock as of the applicable record date).

If a dividend is not declared and paid on our Series A Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of ours or of any of our subsidiaries, or any trust preferred securities issued by us or by any of our affiliates (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of our Series A Preferred Stock, (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by us or by any of our subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to September 1, 2011 or any subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock, (v) redemptions of securities held by us or by any of our wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required pursuant to binding agreements entered into prior to September 1, 2011.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States applied on a consistent basis, and as measured from September 1, 2011) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of us, holders of our Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of our assets or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to our Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on our Series A Preferred Stock. To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of our Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with our Series A Preferred Stock, the holders of our Series A Preferred Stock and such our stock will share ratably in the distribution.

For purposes of the liquidation rights of our Series A Preferred Stock, neither a merger nor consolidation of us with another entity nor a sale, lease or exchange of all or substantially all of our assets will constitute a liquidation, dissolution or winding up of the affairs of us.

Redemption and Repurchases

Subject to the approval of the Federal Reserve Board, our Series A Preferred Stock is redeemable at our option in whole or in part (provided that shares representing at least 25% of the aggregate liquidation amount of our Series A Preferred Stock are redeemed) at any time and from time to time. In addition, if there is a change in the law that modifies the terms of the United State Treasury’s (“Treasury’s”) investment in our Series A Preferred Stock or the terms of the SBLF program in a materially adverse respect for us, we may, after consultation with the FRB, redeem all of the shares of Series A Preferred Stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period) and plus the pro rata amount of the special lending incentive fee, if any, for the current dividend period.

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than our Series A Preferred Stock.

No Conversion Rights

Holders of our Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of our Series A Preferred Stock do not have voting rights other than those described below, except to the extent from time to time required by law.

If dividends on our Series A Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provide to our directors in connection with such meetings. The holders of our Series A Preferred Stock are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of our Series A Preferred Stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on our Series A Preferred Stock for five or more dividend periods.

If dividends on our Series A Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Series A Preferred Stock is at least $25,000,000, the authorized number of our directors will automatically be increased by two and the holders of our Series A Preferred Stock, voting as a single class, will have the right, but not the obligation, to elect two directors (the “Preferred Directors”) to fill certificate of determination such newly created directorships at our next annual meeting of shareholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, our President must promptly call a special meeting for that purpose) and at each subsequent annual meeting of shareholders until full dividends have been timely paid on our Series A Preferred Stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on our Series A Preferred Stock for six or more dividend periods (whether or not consecutive). It will be a qualification for election of any Preferred Director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.

In addition to any other vote or consent required by law or by our articles of incorporation, the written consent of (x) the Treasury, if the Treasury holds any shares of Series A Preferred Stock, or (y) the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, if the Treasury does not hold any shares of Series A Preferred Stock, is required in order to do the following:

•	amend our articles of incorporation or the certificate of determination for our Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to our Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of us; or

•	amend our articles of incorporation or the certificate of designation for our Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of our Series A Preferred Stock;

•	consummate a binding share exchange or reclassification involving our Series A Preferred Stock or a merger or consolidation of us with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of our Series A Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, our assets, if our Series A Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•	consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series A Preferred Stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of ours or the acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of our Series A Preferred Stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of our Series A Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to our Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of us, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of our Series A Preferred Stock and will not require the vote or consent of the holders of our Series A Preferred Stock.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of us representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate us for GAAP purposes, or (b) any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), we or the acquiror is or becomes a bank holding company or savings and loan holding company.

To the extent holders of our Series A Preferred Stock are entitled to vote, holders of shares of our Series A Preferred Stock will be entitled to one for each share then held.

Anti-Takeover Provisions

Special Meeting of Shareholders; Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that, except as otherwise required by law, special meetings of the shareholders can only be called by our chairman of the board, our President, our board of directors or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting. In addition, our bylaws establish an advance notice procedure for proposed nominations of candidates for election to the board of directors. Shareholders at an annual meeting may only consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a shareholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Chief Executive Officer or President of the shareholder’s intention to nominate a candidate for election to the Board of Directors.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock, and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

State and federal law may limit the ability of another party to acquire us

The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with similar state statutes and federal implementing regulations, require that, depending on the particular circumstances, federal and/or state regulatory approval must be obtained or notice must be furnished prior to any person acquiring “control” of us or our state bank subsidiary, including the acquisition of certain percentages of our capital stock. These provisions may prevent a merger or acquisition that would be attractive to our shareholders and could limit the price investors would be willing to pay in the future for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “CUNB”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of the indentures (as defined below) as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The debt securities will be:

•	our direct unsecured general obligations; and

•	either senior debt securities or subordinated debt securities

Senior debt securities will be issued under an indenture, which we refer to in this prospectus as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, which we refer to in this prospectus as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called in this prospectus the “indentures,” and the senior debt securities and the subordinated debt securities are called in this prospectus “debt securities.”

We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, the provisions in the indentures. In the description below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Since we are a holding company with no significant assets other than the Bank, we depend upon dividends from the Bank for all of our revenues. Accordingly, our ability to service our debt, including the debt securities, is dependent upon the results of operations of the Bank and our receipt of dividends or other capital distributions from the Bank. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends the Bank can pay.

Because the debt securities will be our exclusive obligations and neither indenture requires our subsidiaries to guarantee the debt securities, the holders of debt securities will effectively have a junior position to claims of the creditors and preferred shareholders of our subsidiaries.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among others, some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the date or dates on which the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates, or methods of calculating the rate or rates, at which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the Events of Default (as defined below) or covenants;

•	any changes to the terms and conditions upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any trustee, or paying agent or security registrar, if other than the trustee; and

•	any other terms of the debt securities. (Section 301)

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities (or other debt securities) will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt except as described in any supplemental indenture. (Section 301 of the senior indenture)

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including the senior debt securities and other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture). If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets in accordance with the abovementioned terms and conditions, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 801 and 802)

Events of Default and Remedies

In the indentures, “Default” with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default. In the indentures, “Event of Default” with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•	subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant a default in the performance of which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of such series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

Holders of a series of debt securities may not enforce the indenture or a series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 512) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602).

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act;”

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities. (Section 901)

Discharging Our Obligations

We may choose to discharge our obligations on the debt securities of any series within one year of the stated maturity of such securities or within one year of the date such securities are called for redemption under arrangements satisfactory to the trustee by depositing with the trustee sufficient cash to pay the principal, interest, any premium and any other sums payable with respect to such securities and meeting certain other conditions. We may also choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance.

We will be deemed to have paid and discharged the entire indebtedness on the securities of a series on the 91st day after we irrevocably deposit with the trustee sufficient cash or government securities, as applicable, to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series and meet certain other conditions. If we choose the legal defeasance option, the holders of the debt securities of the series so defeased will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Sections 1302 and 1303)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an Internal Revenue Service letter ruling or change in federal tax law. Additionally, we may not have a default on the debt securities discharged on the date of deposit, the discharge may not violate any of our agreements, and the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Concerning the Indenture Trustee

We will designate a trustee under the senior indenture and the subordinated indenture before the issuance of the debt securities.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

Governing Law

The indentures are and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)

Form, Denominations and Registration; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general provisions of the purchase contracts we may issue under this prospectus. One or more prospectus supplements relating to a specific offer of purchase contracts will provide additional information regarding the terms of the purchase contracts. You should read any prospectus supplement related to the specific purchase contracts being offered, as well as the provisions of the purchase contracts that provide the specific terms of such purchase contracts.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, common stock or warrants. The price of our debt securities or price per share of preferred stock or common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we determine.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, except as otherwise set forth in the applicable prospectus supplement, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the deposit agreement and terms of the depositary shares, as applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus, as well as the complete deposit agreement and depositary share certificates and any other related documents that contain the terms of the depositary shares.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities. In addition, the prospectus supplement will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or units, or any combination thereof, in one or more series. Warrants may be issued independently or together with other securities offered under any prospectus supplement. The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the warrant and/or the warrant agreement and warrant certificate, as applicable, applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, but not limited to:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of California.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock, purchase contracts, depositary shares, debt securities and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Purchase Contracts,” “Description of Depositary Shares” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue to investors securities, other than our common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. We have been informed by DTC that its nominee will be Cede & Co., also referred to as Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Exchange Act

DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

•	we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

•	in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above or in any applicable prospectus supplement:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, the trustee, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•	through a permissible exchange transaction;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in transactions over any exchange or in the over-the-counter market;

•	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through agents on a best-efforts basis;

•	through any other method permitted pursuant to applicable law; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or loan or pledge securities to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important or required pursuant to applicable law.

The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected in the manners described above or through any other types of permissible transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.

Broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with applicable FINRA Rules.

To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

All securities we may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock, preferred stock, and common stock or preferred stock issuable upon the exercise, conversion or exchange of other securities, will be passed upon for us by Ms. Anita Wolman Executive Vice President and General Counsel of the Company and the validity of the debt securities, depositary shares, warrant agreements, purchase contracts, units and any debt securities or depositary shares issuable upon the conversion of other securities, will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement. Ms. Wolman owns shares of our common stock and has the contractual rights/options to acquire our common stock pursuant to our employee benefit plans.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of McGladrey LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website, http://www.cubancorp.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35683):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015, as amended on April 30, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the SEC on May 7, 2015 and August 6, 2015, respectively.

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2015, February 2, 2015, March 9, 2015, March 11, 2015, March 24, 2015, May 12, 2015, June 16, 2015, August 31, 2015, September 8, 2015 and September 22, 2015 (but excluding the portions of such reports expressly noted as being furnished and not filed);

•	The description of our shares of common stock contained in our registration statement on Form 8-A, filed with the SEC on October 4, 2012, and any amendments thereto.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you (and any beneficial owner), on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

CU Bancorp

818 W. 7th Street, Suite 220

Los Angeles, California 90017

Attn: Corporate Secretary

(213) 430-7000

$100,000,000

Common Stock

Preferred Stock

Purchase Contracts

Debt Securities

Depositary Shares

Warrants

Units

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us.

Amount
SEC registration fee		$10,070
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent and registrar fees and expenses	$	*
Printing and miscellaneous fees and expenses	$	*
Total	$	*

*	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Our articles of incorporation authorize the Company to indemnify its agents to the fullest extent permissible under California law.

Furthermore, our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of the State of California as the same exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted the corporation to provide prior to amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnity in connection therewith and such indemnification shall continue as to an indemnity who has ceased to be a director or officer and shall inure to the benefit of the indemnity’s heirs, executors and administrators, subject to certain limitations set forth in our bylaws. It is our intention that the indemnification provided be in excess of that expressly permitted by Section 317 of the California Corporations Code.

Under Section 317, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

We have entered into indemnification agreements with each of our directors and executive officers.

Our bylaws also provide that the Company shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them, whether or not we would have the power to indemnify them against such liability under provisions of applicable law or the provisions of its bylaws.

The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and officers.

The underwriting agreement(s) that we may enter into in connection with the securities being offered under this registration statement may provide for indemnification by any underwriters used by us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act of 1933,

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 23, 2015.

CU BANCORP

By:	/s/ David I. Rainer
David I. Rainer
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David I. Rainer, Karen Schoenbaum and Anita Y. Wolman, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable CU Bancorp to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto E. Barragan Roberto E. Barragan	Director	October 23, 2015

/s/ Charles R. Beauregard Charles R. Beauregard	Director	October 23, 2015

/s/ Kenneth L. Cosgrove Kenneth L. Cosgrove	Director	October 23, 2015

/s/ David C. Holman David C. Holman	Lead Director	October 23, 2015

/s/ K. Brian Horton K. Brian Horton	Director and President	October 23, 2015

/s/ Eric S. Kentor Eric S. Kentor	Director	October 23, 2015

/s/ Jeffrey J. Leitzinger Jeffrey J. Leitzinger, PhD.	Director	October 23. 2015

Signature	Title	Date

/s/ David I. Rainer David I. Rainer	Chairman and Chief Executive Officer (Principal Executive Officer)	October 23, 2015

/s/ Roy A. Salter Roy A. Salter	Director	October 23, 2015

/s/ Karen A. Schoenbaum Karen A. Schoenbaum	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2015

/s/ Daniel F. Selleck Daniel F. Selleck	Director	October 23, 2015

/s/ Lester M. Sussman Lester M. Sussman	Director	October 23, 2015

/s/ Charles H. Sweetman Charles H. Sweetman	Director	October 23, 2015

/s/ Kaveh Varjavand Kaveh Varjavand	Director	October 23, 2015

EXHIBIT INDEX

Exhibit Number

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation (Incorporated by reference from Exhibit 3.1 to CU Bancorp Registration Statement on Form S-4 as filed on April 13, 2012)

3.2	Bylaws (Incorporated by reference from Exhibit 3.2 to CU Bancorp Registration Statement on Form S-4 as filed on April 13, 2012)

3.3	Certificate of Determination of Non-Cumulative Perpetual Preferred Stock, Series A of CU Bancorp (Incorporated by reference from Exhibit 3.3 to CU Bancorp Current Report on Form 8-K as filed on November 24, 2014.)

4.1	Specimen form of Certificate for CU Bancorp Common Stock (Incorporated by reference from Exhibit 4.1 to CU Bancorp Registration Statement on Form S-4 as filed on April 13, 2012.)

4.2	Assignment & Assumption Agreement (Incorporated by reference from Exhibit 4.2 to CU Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014)

4.3*	Specimen Preferred Stock Certificate and Form of Certificate of Determination of Preferred Stock

4.4	Form of Senior Debt Indenture

4.5	Form of Subordinated Debt Indenture

4.6*	Form of Senior Debt Securities

4.7*	Form of Subordinated Debt Securities

4.8*	Form of Common Stock Warrant Agreement (including Warrant Certificate)

4.9*	Form of Preferred Stock Warrant Agreement (including Warrant Certificate)

4.10*	Form of Debt Securities Warrant Agreement (including Warrant Certificate)

4.11*	Form of Unit Agreement (including Unit Certificate)

4.12*	Form of Deposit Agreement (including form of Depositary Receipt)

4.13*	Form of Purchase Contract Agreement

5.1	Opinion of Anita Y. Wolman

5.2	Opinion of Manatt, Phelps & Phillips, LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGladrey LLP

23.2	Consent of Anita Y. Wolman is contained in Exhibit 5.1 to this Registration Statement

Exhibit Number

23.3	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.2 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

25.1**	Statement of Eligibility of Trustee under the Debt Indenture

All exhibits incorporated by reference herein from reports filed under the Securities Exchange Act of 1934 are from Commission File Number 001-35683.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1933, if applicable.